SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SELWAY CAPITAL ACQUISITION CORPORATION

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT

OF

SELWAY CAPITAL ACQUISITION CORPORATION

66 Ford Road, Suite 230

Denville, NJ 07834

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
SELWAY CAPITAL ACQUISITION CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

This Information Statement is being mailed or furnished to the stockholders of Selway Capital Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the authorization of the corporate action described below by the Company’s Board of Directors by unanimous written consent dated as of June 3, 2013, and the subsequent approval of such corporate action by the written consent, dated as of August 2, 2013, of those stockholders of the Company entitled to vote a majority of the aggregate shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) outstanding on such date. Stockholders holding in the aggregate 4,902,767 shares of Common Stock, or 50.06%, of the Common Stock outstanding on such date, approved the corporate action described below. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

The Company’s Board of Directors has set the close of business on August 6, 2013 as the record date for stockholders entitled to receive a copy of this Information Statement. This Information Statement is first being mailed or furnished to stockholders of the Company on or about August 21, 2013, and the action described herein shall become effective no earlier than 20 days after this Information Statement is so mailed or furnished.

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ACTIONS BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

By written consent dated as of June 3, 2013, a copy of which is attached hereto as APPENDIX A, the Board of Directors of the Company adopted a resolution approving the amendment of the Company’s Certificate of Incorporation to change the name of the Company to Healthcare Corporation of America (the “Name Change Amendment”). The actions taken by the Board of Directors with respect to the Name Change Amendment were subsequently adopted by the written consent dated as of August 2, 2013 of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding, a copy of which is attached hereto as APPENDIX B.

The reasons for the Name Change Amendment are described under “ADOPTION OF A RESOLUTION TO EFFECT A CHANGE IN THE NAME OF THE COMPANY.”

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about August 21, 2013, and the Name Change Amendment described herein will become effective no earlier than 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Secretary at the address of the Company’s principal executive offices located at 66 Ford Road, Suite 230, Denville, NJ 07834, Telephone No. (973) 983-6300.

APPROVAL REQUIREMENTS; DELAWARE LAW

The Company determined, after consultation with its Board of Directors, to obtain the written consent of stockholders of a majority of our outstanding shares of Common Stock entitled to vote on an amendment to our Certificate of Incorporation in order to eliminate the cost and delay involved in holding a special meeting of our stockholders to change the Company’s name.

The record date for purposes of determining the stockholders to whom this Information Statement is sent is August 6, 2013. As of the record date, we had 9,793,459 shares of Common Stock issued and outstanding, in one of two classes, Class B Common Stock and Class C Common Stock. All classes of our Common Stock vote as a class on all matters, with each share of Common Stock entitled to one vote.

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Pursuant to regulations promulgated under the Exchange Act, the Name Change Amendment may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the Name Change Amendment will become effective on or about September 10, 2013 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law since this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting Common Stock. This Information Statement constitutes notice to our stockholders of record as of the Record Date, under Section 228(e) of the Delaware General Corporation Law, of the authorization and approval of the Name Change Amendment.

VOTING SECURITIES AND
INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Delaware General Corporation Law, a vote by the holders of a majority of the Company’s outstanding Common Stock present in person or presented by proxy at a meeting of stockholders and entitled to vote is required to amend the Company’s Certificate of Incorporation. An action that may be taken at a meeting of stockholders may also be taken without a meeting if a consent setting forth the action taken has been signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote are present and vote.

As of August 2, 2013, there were 9,793,459 shares of Common Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 4,902,767 shares of Common Stock, or 50.6%, of the Common Stock outstanding on such date, approved the Name Change Amendment in a written consent dated August 2, 2013. No consideration was paid for the consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of August 6, 2013, certain information concerning the beneficial ownership of Common Stock by: (i) each stockholder known by the Company to own beneficially five percent or more of Common Stock outstanding; (ii) each director; (iii) each executive officer; and (iv) all of the Company’s executive officers and directors as a group, and their percentage ownership.

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Name and Address of Shareholder (1)	Number of shares beneficially owned	Percentage Ownership (2)
Directors and Executive Officers
Gary Sekulski (3)	1,381,900	14.1%
Yoram Bibring (4)	-	-
John Phelps (5)	282,893	2.9%
Ann F. Saskowitz (6)	192,900	2.0%
Ruth V. Ackerman (7)	53,600	* %
Scott Weeber (8)	72,000	* %
Mark Carlesimo (9)	-	-
Thomas E. Durkin, III (10)	13,000	* %
Edmundo Gonzalez (11)	1,600,000	14.8%
Total Officers and Directors	3,596,293	36.7%
5% Shareholders
Selway Capital Holdings LLC (11)	1,600,000	14.8%
Andrew Intrater (11)	1,600,000	14.8%
Edmundo Gonzalez (11)	1,600,000	14.8%
Doron Cohen (11)	1,600,000	14.8%
Jarret Fass (11)	1,600,000	14.8%
Yair Shamir (11)	1,600,000	14.8%

* Beneficially owns less than 1% of Common Stock.

(1) Unless otherwise indicated, the business address of each beneficial owner is 66 Ford Road, Suite 230, Denville, NJ 07834.

(2) Percentages based on 9,793,459 shares of Common Stock outstanding as of August 6, 2013, consisting of 839,965 shares of Series B Common Stock and 8,953,494 shares of Series C Common Stock.

(3) Represents 1,381,900 Series C Shares beneficially owned by Mr. Sekulski. Includes 416,000 Series C Shares owned by the Gary Sekulski 2013 Grantor Trust and 185,900 Series C Shares owned by Morris Consulting, which entities Mr. Sekulski controls. An aggregate of 138,190 Series C Shares beneficially owned by Mr. Sekulski are subject to a share escrow agreement dated April 10, 2013 (the "Closing Payment Escrow Agreement"). Such shares will be held in escrow and are subject to cancellation until April 10, 2014 to cover certain indemnification obligations made by Healthcare Corporation of America (“HCCA”) to Selway.

(4) Selway has agreed to issue to Mr. Bibring an option to purchase up to 200,000 shares of Common Stock, at an exercise price equal to the fair market value of the shares on the date of grant, upon Selway’s implementation of a fully approved and legally compliant employee stock compensation program. These options will vest over a three year period in monthly increments beginning November 1, 2013; provided, however, that the options will vest immediately upon the sale or transfer of all or substantially all of Selway’s assets or the sale of more than 50% of the shares of Selway’s capital stock entitled to vote generally for the election of directors of Selway.

(5) Represents 282,893 Series C Shares beneficially owned by Mr. Phelps. Includes 65 Series C Shares owned by Mr. Phelps’s son. An aggregate of 18,290 Series C Shares beneficially owned by Mr. Phelps are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 100,000 Series C Shares that are subject to the terms of a management share escrow agreement dated April 10, 2013 (the “Management Share Escrow Agreement”), pursuant to which 100,000 shares will be held in escrow until June 30, 2015. Pursuant to the Management Share Escrow Agreement, if, prior to June 30, 2015, Selway consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person at a valuation of at least $15.00 per share of common stock on a fully diluted basis, then the escrowed shares will be automatically released from escrow immediately before, and subject to, the consummation of such transaction.

(6) Represents 192,900 Series C Shares beneficially owned by Ms. Saskowitz. Includes 4,290 Series C Shares beneficially owned by Ms. Saskowitz that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 150,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

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(7) Represents 53,600 Series C Shares beneficially owned by Ms. Ackerman. Includes 2,860 Series C Shares beneficially owned by Ms. Ackerman that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 25,000 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(8) Represents 72,000 Series C Shares beneficially owned by Mr. Weeber. Includes 1,950 Series C Shares beneficially owned by Mr. Weeber that are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement. Also includes 52,500 Series C Shares that are subject to the terms of the Management Share Escrow Agreement and are to be held in escrow until June 30, 2015, unless earlier released in connection with an acquisition transaction.

(9) Effective June 3, 2013, Mr. Carlesimo was appointed VP General Counsel and Secretary upon the resignation of Thomas E. Durkin, III from those positions.

(10) Represents 13,000 Series C Shares owned by Durkin & Durkin LLP, which Mr. Durkin controls, of which 1,300 shares are being held in escrow and are subject to cancellation until April 10, 2014 pursuant to the terms of the Closing Payment Escrow Agreement.

(11) Consists of 600,000 Series C Shares and warrants to purchase 1,000,000 shares of common stock held of record by Selway Capital Holdings LLC. Messrs. Eitan, Gonzalez, Cohen, Fass and Shamir, together with Selway Capital LLC and CN-SCH, LLC, share voting and dispositive power over the founders’ shares owned by Selway Capital Holdings. Selway Capital LLC is controlled by Messrs. Eitan and Gonzalez. The business address of Selway Capital LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. CNSCH, LLC is wholly-owned by Bounty Investments, LLC. Mr. Andrew Intrater is the Chief Executive Officer of each of CN-SCH, LLC and Bounty Investments, LLC. The business address of each of Mr. Intrater, CN-SCH, LLC and Bounty Investments, LLC is 900 Third Avenue, 19th Floor, New York, NY 10022. Mr. Intrater has voting and dispositive power over the founders’ shares attributable to CN-SCH, LLC and Bounty Investments, LLC.

The shares beneficially owned by Gary Sekulski, John Phelps, Ann F. Saskowitz, Ruth V. Ackerman, Scott Weeber, Thomas E. Durkin, III and Selway Capital Holdings LLC are subject to a voting agreement dated April 10, 2013, pursuant to which, for a two year period following the Merger, the applicable holder will vote all shares then-owned in favor of those persons nominated to Selway’s board of directors by: (i) Mr. Sekulski, the representative of the stockholders of HCCA before the merger, who will designate three persons, (ii) Edmundo Gonzalez, Selway’s representative, who will designate one person; and (iii) such board designees, who will unanimously designate three persons to be independent directors.

The Company is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING STOCKHOLDERS

The following actions have been approved by the written consent of the holders together entitled to vote a majority of the aggregate shares of Common Stock:

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ADOPTION OF A RESOLUTION TO EFFECT A CHANGE IN THE
NAME OF THE COMPANY

The Name Change Amendment

The name of the Company is currently Selway Capital Acquisition Corporation. By written consent dated as of June 3, 2013, a copy of which is attached hereto as APPENDIX A, the Board of Directors of the Company adopted a resolution approving the amendment of the Company’s Certificate of Incorporation to change the name of the Company to “Healthcare Corporation of America” (the “Name Change Amendment”). The actions taken by the Board of Directors with respect to the Name Change Amendment were subsequently adopted by the written consent dated as of August 2, 2013 of the Company’s stockholders entitled to vote a majority of the shares of Common Stock then outstanding, a copy of which is attached hereto as APPENDIX B.

The Name Change Amendment to the Company’s Certificate of Incorporation in the form attached hereto as APPENDIX C will change the name of the Company to Healthcare Corporation of America once filed with the Delaware Secretary of State.

Pursuant to the Name Change Amendment, Article FIRST of the Company’s Certificate of Incorporation will be amended in its entirety to read as follows:

“The name of this corporation is Healthcare Corporation of America (the “Corporation”).”

Purpose of the Name Change Amendment

The Company desires to change its name to Healthcare Corporation of America to more adequately reflect its current operating business following the Company’s acquisition of Healthcare Corporation of America, a New Jersey corporation (“HCCA”), on April 10, 2013. HCCA administers prescription drug benefit programs for employers who contract with HCCA directly in order to provide this component of healthcare benefits to their employees. HCCA is also a Pharmacy Benefit Manager for health benefit companies who partner with HCCA in order to provide prescription drug benefits along with their core offering, health benefits like medical insurance, to their clients.

Effective Date

Under applicable federal securities laws the Name Change Amendment cannot be effective until at least 20 calendar days after this Information Statement is distributed to the Company’s stockholders. The Name Change Amendment will become effective upon filing with the Secretary of State of Delaware. It is anticipated that the filing will take place 20 calendar days after this Information Statement is mailed to the Company’s stockholders.

NO DISSENTER’S RIGHTS OF APPRAISAL

We are a Delaware corporation and are governed by the Delaware General Corporation Law. No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the Name Change Amendment.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, with respect to the Name Change Amendment that is not shared by all other stockholders of ours.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors:
Selway Capital Acquisition Corporation

By:	/s/ Mark Carlesimo
Mark Carlesimo Vice President, General Counsel and Secretary

August 20, 2013

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APPENDIX A

MINUTES OF MEETING

OF

BOARD OF DIRECTORS

OF

SELWAY CAPITAL ACQUISITION CORPORATION

(the “Company”)

Held: June 3, 2013

A meeting of the board of directors of the Company was held on June 3, 2013, at the offices of the Company located at 66 Ford Road, Denville, New Jersey. Present at the meeting were the following directors of the Company: Gary Sekulski, Ann Saskowitz and Edmundo Gonzalez. Also present at the invitation of the board was Mark Carlesimo, Esq., Counsel to the Company.

The Chairman of the Board of the Company, Gary Sekulski, presided at the meeting and Mark Carlesimo was appointed Secretary of the meeting and recorded the minutes.

The purpose of the meeting was to approve the change in the Company’s name to “Healthcare Corporation of America”.

After a full discussion, upon motion duly made and seconded, the Board approved the following resolutions:

RESOLVED, that the Board hereby approves the change in the Corporation’s name to “Healthcare Corporation of America”; and be it further

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the text of Article “FIRST” and adding the following in its place:

“The name of this corporation is Healthcare Corporation of America (the “Corporation”).”

and be it further

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation substantially in form attached hereto as Exhibit A to effect the change of the name of the Company to “Healthcare Corporation of America” (the “Name Change Amendment”) is hereby approved; and be it further

RESOLVED, that the Company submit for approval to the holders of a majority of the Company’s common stock entitled to vote thereon the Name Change Amendment; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Name Change Amendment with the Secretary of State of the State of Delaware, notwithstanding authorization of the Name Change Amendment by the stockholders of the Company, the Board may abandon the Name Change Amendment without further action by the Company’s stockholders; and be it further

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RESOLVED, that the Company, upon approval of the holders of a majority of the Company’s common stock entitled to vote thereon, shall prepare and file with the Securities and Exchange Commission an Information Statement on Schedule 14C (the “Information Statement”) with respect to the approval of the change in the name of the Company to “Healthcare Corporation of America” and the Name Change Amendment by written consent in lieu of a stockholder meeting; and be it further

RESOLVED, that the close of business on August 6, 2013, be, and it hereby is, fixed as the record date for the determination of stockholders of record of the Company entitled to receive a copy of the Information Statement; and be it further

RESOLVED, that each director and officer of the Company (each, an “Appropriate Officer” and collectively, the “Appropriate Officers”) be, and each of them hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take all such actions, and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the Appropriate Officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the Appropriate Officers of the Company be, and each hereby is, authorized, empowered and directed, for and in the name and on behalf of the Company, to take all such further actions and to execute, deliver, certify and file all such further instruments and documents, including the filing of the Name Change Amendment with the Secretary of State of the State of Delaware and any and all filings as may be required to be filed with the Commission, and take any and all steps as are deemed necessary or appropriate by such officer of the Company, each in their sole discretion, and to pay all attendant costs and expenses as such officer shall approve as necessary or advisable, to carry out the intent and accomplish the purposes of the foregoing resolutions and the transactions contemplated thereby, the taking of such actions and the execution and delivery, certification and filing of such documents to be conclusive evidence of such approval; and be it further

RESOLVED, that all actions previously taken by the Appropriate Officers of the Company in accordance with the resolutions contained in this Written Consent are hereby ratified, approved and confirmed in all respects; and be it further

RESOLVED, that this Written Consent may be executed in two or more counterpart copies which, when signed by all of the directors of the Company, shall be effective and taken together shall constitute one and the same instrument.

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APPENDIX B

WRITTEN CONSENT
OF THE
HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES
OF COMMON STOCK OF
SELWAY CAPITAL ACQUISITION CORPORATION

August 2, 2013

The undersigned, being the holders of a majority of the issued and outstanding shares (the “Holders”) of common stock, par value $.0001 per share (the “Common Stock”) of Selway Capital Acquisition Corporation, a Delaware Corporation (the “Corporation”), pursuant to Section 228 of the General Corporation Law of the State of Delaware, consents to the adoption of the following resolutions taking or authorizing the actions specified therein:

WHEREAS, the Board of Directors of the Corporation (the “Board”), has approved a change of the Corporation’s name to “Healthcare Corporation of America” (the “Name Change”); and

WHEREAS, the Corporation must file a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effect the Name Change; and

WHEREAS, the Board has authorized the Corporation to seek the written consent of the Holder to approve the Amendment.

NOW, THEREFORE, BE IT

RESOLVED, that the Name Change be, and hereby is, ratified, authorized and approved in all respects; and be it further

RESOLVED, that the Corporation be authorized and directed to execute and file the Amendment with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit A, to effect the Name Change; and be it further

RESOLVED, that at any time prior to the effectiveness of the filing of the Amendment with the Secretary of State of Delaware, notwithstanding authorization of the Amendment by the stockholders of the Corporation, the Board may abandon the Amendment without further action by the Corporation’s stockholders; and be it further

RESOLVED, that each director and officer of the Corporation (each, an “Appropriate Officer” and collectively, the “Appropriate Officers”) be, and each of them hereby is, authorized, empowered and directed, with each such Appropriate Officer having the full authority to act without the participation or consent of any other officer, to do and perform any and all such other acts and things, and to take or omit to take any and all such further action, and to execute and deliver any and all such further agreements, instruments, certificates and other documents (including waiver agreements), in the name and on behalf of the Corporation and under its corporate seal or otherwise, as each of the Appropriate Officers may, in his or her discretion, deem necessary or appropriate in order to perform or otherwise satisfy, in whole or in part, any and all of the purposes and intents of these resolutions.

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APPENDIX C

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SELWAY CAPITAL ACQUISITION CORPORATION

SELWAY CAPITAL ACQUISITION CORPORATION, a Delaware corporation (the “Corporation”), does hereby certify that:

First: That the Board of Directors of the Corporation by unanimous written consent dated as of June 3, 2013, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting the text of Article “FIRST” and adding the following in its place:

“The name of this corporation is Healthcare Corporation of America (the “Corporation”).”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, a written consent approving the amendment set forth above was signed by the holder of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendment was duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 10 day of September, 2013.

By:	/s/ Gary Sekulski
(Authorized Officer)
Title:	President and Chief Executive Officer
Name:	Gary Sekulski

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